UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Mercer International Inc.
(Exact name of registrant as specified in its charter)

Washington	47-0956945
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
Suite 2840, 650 West Georgia Street, Vancouver, B.C., V6B 4N8, Canada
(Address of office)
     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐
If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☑
Securities Act registration statement file number to which this form relates (if applicable): 333-126683
Securities to be registered pursuant to section 12(g) of the Act:
Common Stock, Par Value $1.00
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.  Description of Registrant’s Securities to be Registered
Incorporated by reference to the Rule 424(b)(3) prospectus (333-126683) filed by the registrant with the SEC on December 15, 2005, which forms a part of the registration statement on Form S-4, as amended (the “Registration Statement”), filed by the registrant with the SEC.
Item 2.  Exhibits

3.1	Articles of Incorporation of the registrant, as amended and corrected.

3.2	Bylaws of the registrant.

4.1	Form of Specimen Common Stock Certificate.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MERCER INTERNATIONAL INC.
By	/s/ David M. Gandossi
David M. Gandossi
Secretary, Executive Vice President and Chief Financial Officer Date March 1, 2006